                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           HINES HORTICULTURE, INC.
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

   Notes:

                           HINES HORTICULTURE, INC.

                              12621 Jeffrey Road

                               Irvine, CA 92720

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       --------------------------------

                         Date: June 1, 2000

                         Time: 9:00 a.m., Pacific
                               Daylight Time

                         Place: 12621 Jeffrey Road,
                                Irvine, CA 92620

                       --------------------------------

   To Our Stockholders:

   We invite you to attend our Annual Meeting of Stockholders for the following purposes:

  1. To elect six directors;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2000 fiscal year;

  3. To consider and act upon a proposal to approve an amendment to the Hines Horticulture, Inc. ("Hines") Amended and Restated 1998 Long-Term Equity Incentive Plan (the "Incentive Plan") to increase the number of shares of common stock available for issuance thereunder by 1,000,000; and

  4. To transact such other business that may properly come before the meeting.

------------------------------------------------------------------------------
                                       -
 Your Board of Directors unanimously recommends that you vote to approve each of these proposals.

------------------------------------------------------------------------------
                                       -

   If you were a stockholder of record at the close of business on April 21, 2000, you may vote at the Annual Meeting.

   Your vote is important whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          By order of the Board of Directors,

                                          /s/ Claudia M. Pieropan

                                          Claudia M. Pieropan
                                          Secretary
Irvine, California
April 28, 2000

               ------------------------------------------------
                            Your vote is important!
               To vote your shares, please complete, sign, date
                       and mail the enclosed proxy card.

               ------------------------------------------------

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                             Page

QUESTIONS AND ANSWERS ABOUT VOTING..........................................    1
  Why did you send me this Proxy Statement?.................................    1
  How many votes do I have?.................................................    1
  How do I vote?............................................................    1
  How do I vote by proxy?...................................................    1
  How do I vote in person?..................................................    1
  If my shares are held in "street name" by my broker, will my broker vote
   my shares for me?........................................................    1
  Can I change my vote or revoke my proxy after I have mailed my signed
   proxy card?..............................................................    1
  Will there be any matters voted upon at the Annual Meeting other than
   those specified in the Notice of Annual Meeting?.........................    1
  How are votes counted?....................................................    1
  How are proxies being solicited and who pays for the solicitation of
   proxies?.................................................................    2
WHO CAN HELP ANSWER MY OTHER QUESTIONS?.....................................    2
INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS............    3
  Who are the Company's Directors and Executive Officers?...................    3
  Security Ownership of Directors and Executive Officers....................    5
  Compensation of Directors and Executive Officers..........................    5
  Directors' Compensation...................................................    5
  Executive Officers' Compensation..........................................    6
  Summary Compensation Table................................................    6
  Option Grants in 1999.....................................................    7
  Year-End Option Values....................................................    7
  Compensation Committee Report.............................................    7
  Common Stock Performance..................................................    9
  Employment Agreements.....................................................    9
  About the Board and its Committees........................................   10
  Certain Relationships and Related Party Transactions......................   10
  Section 16(a) Beneficial Ownership Reporting Compliance...................   11
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD............................   12
  PROPOSAL 1: Election of Directors.........................................   12
  PROPOSAL 2: Ratification of Appointment of Independent Public
             Accountants....................................................   12
  PROPOSAL 3: Amendment to the Amended and Restated 1998 Long-Term Equity
             Incentive Plan.................................................   12
  Other Matters.............................................................   14
INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS..........................   14
APPENDIX A: Amended and Restated, Hines Horticulture, Inc.
   1998 Long-Term Equity Incentive Plan.....................................   15

                       QUESTIONS AND ANSWERS ABOUT VOTING

Q: Why did you send me this Proxy Statement?

A: This Proxy Statement is being sent to you because Hines' Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently on the matters to be voted on at the Annual Meeting. Stockholders of record as of the close of business on April 21, 2000 are entitled to vote. This Proxy Statement is being sent on or about April 28, 2000 to those persons who are entitled to vote at the Annual Meeting.

Q: How many votes do I have?

A: Each share of Hines common stock that you own entitles you to one vote.

Q: How do I vote?

A: You can vote on matters presented at the Annual Meeting in two ways.

   1. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR

   2.  You can attend the Annual Meeting and vote in person.

Q: How do I vote by proxy?

A: If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted for the election of all nominees, for the ratification of the appointment of PricewaterhouseCoopers LLP as Hines' independent public accountants for the 2000 fiscal year and for the amendment of the Hines Horticulture, Inc. Amended and Restated 1998 Long-Term Equity Incentive Plan (the "Incentive Plan").

   Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

Q: How do I vote in person?

A: If you attend the Annual Meeting, we will give you a ballot when you arrive.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A: You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of Hines at the company's offices stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the Annual Meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q: Will there by any matters voted upon at the Annual Meeting other than those specified in the Notice of Annual Meeting?

A: Hines' management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are properly brought before the meeting and Hines does not have notice of these matters a reasonable time prior to the Annual Meeting, all proxies will be voted in accordance with the recommendations of Hines' management.

Q: How are votes counted?

A: Stockholders of record of Hines' common stock as of the close of business on April 21, 2000 are entitled to vote at the Annual Meeting. As of April 21, 2000, there were 22,072,549 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting.

  Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, such as the ratification of the appointment of PricewaterhouseCoopers LLP as Hines' independent public accountants for 2000.

  Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled vote has been cast.

Q: How are proxies being solicited and who pays for the solicitation of proxies?

A: Initially, Hines will solicit proxies by mail. Hines' directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries may solicit proxies by mailing material to or otherwise communicating with the beneficial owners of shares of Hines' common stock. Hines has also engaged Corporate Investor Communication, Inc. to assist in communicating with these institutions and forwarding solicitation materials, for a fee of $4,800 plus the reimbursement of expenses. Hines will pay all expenses of solicitation of proxies.

                    WHO CAN HELP ANSWER MY OTHER QUESTIONS?

     If you have more questions about voting or wish to obtain another proxy card, you should contact:

                    Corporate Investor Communications, Inc.

                                   Toll Free

                                1-877-977-6198

        INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

   Who are Hines' Directors and Executive Officers?

     Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board. The following sets forth certain information concerning each of Hines' directors, each of whom is a nominee for election to the Board of Directors, and Hines' executive officers:

   Douglas D. Allen                                                      Age: 57

     Mr. Allen has served as Chairman of the Board of Hines since June 1998 and as Vice President of Hines from August 1995 until June 1998. Mr. Allen has also served as Chairman of the Board of Hines Nurseries, Inc., a wholly owned subsidiary of Hines through which Hines conducts its nursery operations ("Hines Nurseries"), since September 1995. Prior to that time, Mr. Allen served as President of Hines Nurseries from 1984 to August 1995. He has been a director of Hines Nurseries since 1990. Previously, Mr. Allen held positions within Weyerhaeuser's Paper Division as a General Manager from 1975 to 1984 and as a Sales Manager from 1971 to 1975. Mr. Allen serves on the board of directors of several private companies.

   Claudia M. Pieropan                                                   Age: 44

     Ms. Pieropan has served as Chief Financial Officer of Hines since January 1996, as Secretary and Treasurer of Hines since June 1998 and as Vice President of Finance and Administration of Sun Gro Horticulture Inc., a wholly owned subsidiary of Hines through which Hines conducts its peat-based products division ("SunGro"), from October 1991 until December 1995. Prior to that time, Ms. Pieropan spent 14 years with PricewaterhouseCoopers LLP in Montreal, Toronto and Vancouver, Canada.

   Ronald A. Pierre                                                      Age: 57

     Mr. Pierre has served as a director of Hines since October 1998. Mr. Pierre is currently the President and a director of Express Seed Company and the Vice President and a director of Green Circle Growers Inc., both of which are based in Oberlin, Ohio. Mr. Pierre also serves on the board of managers of Regal Plants LLC, based in Anniston, Alabama, and on the board of director of Double Harvest, based in Haiti, and Sheperds Ministries, based in Union Grove, Wisconsin, which are non-profit organizations.

   Thomas R. Reusche                                                     Age: 45

     Mr. Reusche has served as a director of Hines since August 1995. Mr. Reusche has also served as Assistant Secretary of Hines since June 1998 and as Secretary and Treasurer of Hines from August 1995 until June 1998. Since its formation in January 1993, Mr. Reusche has served as a principal of Madison Dearborn Capital Partners, L.P., Hines's largest stockholder ("MDCP"), and as a Vice President or as a Managing Director of Madison Dearborn Partners, Inc., MDCP's indirect general partner ("MDP"). Prior to that time, Mr. Reusche was a senior investment manager at First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusche serves on the board of directors of a number of private companies.

   James R. Tennant                                                      Age: 47

     Mr. Tennant has served as a director of Hines since October 1998. Mr. Tennant has been Chairman and Chief Executive Officer of Home Products International since 1994. Home Products International is a manufacturer and full-service marketer of quality consumer houseware products.

   Stephen P. Thigpen                                                    Age: 44

     Mr. Thigpen has served as President and Chief Executive Officer of Hines since June 1998 and as a director of Hines since August 1995. Mr. Thigpen has served as President and Chief Executive Officer of Hines

Nurseries since September 1995 and as Chief Executive Officer of Sun Gro since May 1997. Prior to that time, Mr. Thigpen served as General Manager of the Northern California Nursery for Hines Nurseries from 1985 to August 1995 and as Technical Resource Manager for Hines Nurseries from 1984 to 1985. Previously, Mr. Thigpen was a Research and Development Program Manager with Weyerhaeuser's Nursery Products Division from 1982 to 1984. Mr. Thigpen received his BS in Plant & Soil Sciences from the University of Massachusetts in 1977. Mr. Thigpen received a Ph.D. in Plant Physiology from the University of California at Davis in 1981.

   Paul R. Wood                                                          Age: 46

     Mr. Wood has served as a director of Hines since August 1995. Mr. Wood has also served as Assistant Secretary of Hines since June 1998 and as Chairman of the Board and President of Hines from September 1995 until June 1998. Since its formation in 1993, Mr. Wood has served as a principal of MDCP and as a Vice President or as a Managing Director of MDP. Prior to that time, Mr. Wood served as Vice President of First Chicago Venture Capital. Mr. Wood serves on the board of directors of Eldorado Bankshares, Inc., a bank holding company, and a number of private companies.

Security Ownership of Directors and Executive Officers

   The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 24, 2000 by (1) each stockholder known by Hines to own beneficially more than five percent (5%) of the outstanding Common Stock, (2) each director and executive officer of Hines, and (3) all executive officers and directors of Hines as a group. Beneficial ownership of less than one percent is indicated by an asterisk(*). Except as otherwise indicated below, each of the entities and individuals named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity or individual. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                          Number of
                                            Shares                 Percent of
                                         Beneficially  Right to      Class
        Name of Beneficial Owner            Owned     Acquire(1) Outstanding(2)
        ------------------------         ------------ ---------- --------------
Madison Dearborn Capital Partners, L.P.   11,785,628       --         53.4
 (3) ...................................
 Three First National Plaza, Suite 3800
 Chicago, IL 60602

California State Teachers' Retirement      2,520,598       --         11.4
 System (4).............................
 7667 Folsom Avenue
 Sacramento, California 95826

Abbott Capital 1330 Investors I, LP        1,314,115       --          6.0
 (5)....................................
 c/o Abbott Capital Management
 1330 Avenue of the Americas, Suite 2800
 New York, New York 10019

Douglas D. Allen........................     145,714       --            *
Claudia M. Pieropan.....................      65,632    29,252           0
Ronald A. Pierre........................         --        --          --
Thomas R. Reusche (6)...................  11,785,628       --         53.4
James Tennant...........................       7,000     8,351           *
Stephen P. Thigpen......................     255,238   170,253           *
Paul R. Wood (6)........................  11,785,628       --         53.4
All Executive Officers and Directors
 as a Group (7 persons).................  12,259,212   207,856

--------
(1) Represents shares that can be acquired through the exercise of stock options acquired pursuant to Hines' 1998 Long-Term Equity Incentive Plan (the "Incentive Plan") and which are exercisable within 60 days of March 24, 2000.
(2) Based on 22,072,549 shares of Common Stock outstanding as of March 24, 2000. Shares subject to options exercisable within 60 days of March 24, 2000 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.
(3) Based solely on a Schedule 13D/A dated October 14, 1998. MDCP is the record holder of 10,785,628 shares. Madison Dearborn Capital Partners II, L.P. ("MDCP II") is the record holder of 1,000,000 shares. Because MDCP and MDCP II are under common control, MDCP may be deemed to be the beneficial owner of the shares held by MDCP II.
(4) Based solely on a Schedule 13G dated March 10, 1999.
(5) Based solely on a Schedule 13G dated February 11, 1999. Abbott Capital 1330 Investors I, LP ("Abbott") is the record holder of 1,308,036 shares. Abbott Co-Investment I, LLC ("LLC") is the record holder of 6,079 shares. Because Abbott and LLC are affiliated entities, Abbott may be deemed to be the beneficial owner of the shares held by LLC.
(6) All of such shares are held by MDCP or MDCP II. Messrs. Reusche and Wood are Managing Directors of MDP, the ultimate general partner of MDCP and MDCP II, and therefore may be deemed to share voting and investment power over the shares owned by MDCP and MDCP II, and therefore to beneficially own such shares. Both Messrs. Reusche and Wood disclaim beneficial ownership of the shares owned by MDCP and MDCP II. The address of Messrs. Reusche and Wood is the address of MDCP.

Compensation of Directors and Executive Officers

     Directors' Compensation. Hines' inside directors and those directors affiliated with MDCP do not receive any compensation for their services as directors. Hines' outside directors receive $2,500 per Board meeting and $500 for each additional committee meeting. All directors are reimbursed for all travel-related expenses incurred in connection with their activities as directors. Under the Incentive Plan, the amount of options, if any, granted to directors and the terms and provisions of any options granted to directors are in the discretion of the Compensation Committee.

     Executive Officers' Compensation. The following table sets forth the aggregate cash compensation paid by Hines for services rendered during the years ended December 31, 1997, 1998 and 1999 by (1) Hines' Chief Executive Officer, (2) Hines' two next most highly compensated executive officers, and
(3) one individual for whom disclosure would be required but for the fact that such person was not an executive officer at year end (the "Named Executive Officers").

                           Summary Compensation Table

                                               Annual           Long-Term
                                            Compensation       Compensation
                                           --------------- --------------------
                                                           Options    Other
                                           Salary   Bonus  Granted Compensation
     Name and Principal Position      Year   ($)   ($)(1)  (#)(2)     ($)(3)
------------------------------------- ---- ------- ------- ------- ------------
Stephen P. Thigpen (4)............... 1999 279,495 421,430    --       3,597
 Chief Executive                      1998 282,495 312,356 350,00     34,052
 Officer, President                   1997 217,851 197,453    --       6,194
Douglas D. Allen .................... 1999 133,078 630,653    --       2,111
 Chairman of the Board                1998 200,935 236,538    --       3,116
                                      1997 200,825 146,905    --       4,746
Claudia M. Pieropan.................. 1999 193,053  78,835    --       2,111
 Chief Financial Officer,             1998 169,063  44,473 60,000     22,504
 Secretary and Treasurer              1997 159,628  24,484    --       7,831
Paul R. Wood (5)..................... 1999     --      --     --         --
 Assistant Secretary                  1998     --      --     --         --
                                      1997     --      --     --         --

--------

(1) Represents annual incentive compensation paid during the calendar year.

(2) Represents the number of options granted pursuant to the Incentive Plan.

(3) Includes (i) the dollar value of premiums paid by Hines with respect to health and term life insurance for Messrs. Thigpen and Allen and Ms. Pieropan in the amounts of $3,597, $2,111, and $2,111 in 1999, $4,052,
    $3,116 and $2,504 in 1998, $450, $0 and $0 in 1997, respectively, (ii) a one-time bonus paid by Hines to Mr. Thigpen and Ms. Pieropan for services rendered in connection with Hines' initial public offering in the amounts of $30,000 and $20,000 in 1998, respectively.

(4) Mr. Thigpen has served as Chief Executive Officer of Hines since June 1998.

(5) Mr. Wood resigned as Chief Executive Officer in June 1998.

                          Option Grants in Fiscal 1999

     Hines did not grant additional options to purchase common stock during fiscal 1999 to executive officers listed in the Summary Compensation Table.

                             Year-End Option Values

                                   Number of
                             Securities Underlying         Value of Unexercised
                              Unexercised Options          In-The-Money Options
          Name           Exercisable/Unexercisable (#) Exercisable/Unexercisable ($)
------------------------ ----------------------------- -----------------------------
Stephen P. Thigpen......       133,527/ 216,473                  -0- / -0-
Douglas D. Allen........              --                            --
Claudia M. Pieropan.....        22,890/ 37,110                   -0- / -0-
Paul R. Wood............              --                            --

Compensation Committee Report on Executive Compensation

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee of the Board:

     The Compensation Committee was established by the Board in June 1998 in connection with Hines' initial public offering (the "IPO"), and did not hold any meetings during 1999. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood.

     The Compensation Committee will be responsible (1) for reviewing the recommendations of Hines' Chief Executive Officer with respect to compensation levels of all other officers of Hines and (2) for adopting and changing compensation policies and practices of Hines and reporting its recommendations to the full Board. In addition, the Compensation Committee is responsible for the administration of Hines' Incentive Plan. In reviewing Hines' compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (1) attracts and retains qualified executives who will add to the long-term success of Hines, (2) relates to the achievement of operational and strategic objectives, and (3) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of Hines. In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of Hines during the prior year. The Compensation Committee expects Hines' executive compensation program to consist of three principal components: (1) base salary; (2) annual bonus; and
(3) long-term equity incentives. Although the Compensation Committee did not participate in determining the compensation for Hines' executive officers for 1999, the Committee has set forth below a discussion as to how such compensation was determined in 1999.

     Base Salary. The base salary for Mr. Allen in 1999 was established pursuant to his employment agreement with Hines, which was determined through arms-length negotiations with representatives of MDCP. See "Information About the Company's Directors and Executive Officers--Employment Agreements." The base salary for Ms. Pieropan for 1999 was determined by the Chief Executive Officer based on the factors described above. The base salary for Mr. Thigpen in 1999 was determined through arms-length negotiations with MDCP. The base salary for each of the other officers of Hines was determined based on the expected level of responsibility of each and competitive market conditions. These salaries were initially established by the Chief Executive Officer.

     Annual Bonus. Each of Hines' officers (with the exception of Mr. Allen and Mr. Wood) participated in Hines Horticulture Nursery Division Management Vision 2000 Variable Compensation Plan (the "Hines Bonus Plan") and/or the Sun Gro Division Management Variable Compensation Plan (the "Sun Gro Bonus

Plan"), which enabled them to earn an annual bonus based upon Hines' operating cash flows (defined as earnings before interest, taxes, depreciation and amortization and after maintenance capital expenditures and certain changes in working capital). Bonuses under these plans are designed to be a significant portion of the management team's compensation. The level of bonus payment received by each officer in 1999 was determined by the Chief Executive Officer, and, in the case of the Chief Executive Officer, through arms-length negotiation with MDCP. Bonus payments were awarded under the Hines Bonus Plan and the Sun Gro Bonus Plan for 1999. The Hines Bonus Plan provides for a compensation pool equivalent to 7.75% of operating cash flows of Hines Nurseries for each fiscal year and 6.82% of operating cash flows of Sun Gro for each fiscal year. Mr. Allen received a bonus pursuant to the terms of his employment agreement. See "Information About the Company's Directors and Executive Officers--Employment Agreements."

     Long-Term Equity Incentives. Each of Messrs. Allen and Thigpen and Ms. Pieropan participated in the recapitalization of Hines by MDCP and Hines' management in 1995 and maintained a continuing equity interest in Hines following the recapitalization. As a result of their equity ownership, their interests are aligned with those of Hines' stockholders, since the value of management's holdings is tied directly to the market price of Hines' Common Stock. See Security Ownership of Directors and Executive Officers Table.

     Prior to the completion of its initial public offering, Hines adopted the Incentive Plan. Under the Incentive Plan, the Board and the Compensation Committee were granted broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant or advisor of Hines. An aggregate of approximately 2.6 million shares of Common Stock were reserved for issuance upon the exercise of awards granted to eligible participants under the Incentive Plan. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the Incentive Plan are an effective incentive for Hines' management to create value for Hines' stockholders. As of December 31, 1999, the Board had awarded options to purchase an aggregate of approximately 2.3 million shares of Common Stock under the Incentive Plan.

     The foregoing report has been approved by all members of the Compensation Committee.

                                Douglas D. Allen
                               Thomas R. Reusche
                                  Paul R. Wood

Common Stock Performance

   The graph shown below compares the cumulative total stockholder return since Hines' Common Stock became publicly traded on June 23, 1998 with The Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index.

                              [GRAPH APPEARS HERE]
HINES HORTICULTURE INC

                                                                 Cumulative Total Return
                               ______________________________________________________________________________________________
                                              6/23/98   6/98    7/98   8/98   9/98   10/98   11/98   12/98
HINES HORTICULTURE, INC.                       100.00  100.00   90.91  64.77  75.00   68.18   75.00   80.68
NASDAQ STOCK MARKET (U.S.)                     100.00  106.98  105.73  84.83  96.61  100.78  110.98  125.37
RUSSELL 2000                                   100.00  100.21   92.09  74.21  80.02   83.28   87.65   93.07
                                1/99    2/99    3/99    4/99    5/99    6/99    7/99    8/99    9/99   10/99   11/99   12/99
HINES HORTICULTURE, INC.        81.25   90.34   75.00   77.27   80.68   90.91   76.14   78.41   88.64   79.55   82.39   76.71
NASDAQ STOCK MARKET (U.S.)     143.60  130.73  140.24  144.18  140.86  153.44  151.20  157.19  156.94  168.34  186.30  226.50
RUSSELL 2000                    94.31   86.67   85.96   93.81   96.69  100.19   97.82   94.24   92.35   90.50   90.97   93.77

* $100 INVESTED ON 6/23/98 IN STOCK OR ON 5/31/98 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Employment Agreements

     Hines and each of Messrs. Allen and Thigpen and Ms. Pieropan are parties to employment/severance agreements (the "Employment Agreements"). The Employment Agreements provide that the executives shall devote full time (half-time in the case of Mr. Allen) attention, skill and ability to discharge the duties assigned to them, and to use their best efforts to promote and protect the interests of Hines. Except for the Employment Agreement with Mr. Allen which is terminable "at will" by Mr. Allen but not by Hines, the Employment Agreements are terminable by each of the respective parties thereto at any time, for any reason and with or without cause, upon thirty days' advance written notice. The Employment Agreements provide, among other things, for an annual base salary, an annual cash bonus in an amount determined by the Board of Directors and certain other benefits. If any such executive's employment is terminated for any reason, other than for cause, death or the executive's voluntary "at-will" termination, the executive will receive the following: (i) in the case of Mr. Allen, an amount equal to his annual base salary multiplied by 230%, plus a pro rata share of his bonus for the fiscal year in which such termination occurs, and (ii) in the cases of Mr. Thigpen and Ms. Pieropan, an amount equal to their annual base salary multiplied by 200%, plus a pro rata share of their bonus for the fiscal year in which such termination occurs.

About the Board and its Committees

     Meetings of Board and its Committees. The Board met four times during the 1999 fiscal year. The Board has two standing committees: the Audit Committee and the Compensation Committee. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

     The Audit Committee. The Audit Committee makes recommendations to the Board regarding the selection, retention and termination of Hines' independent auditors and reviews the annual financial statements of Hines and Hines' internal controls. The Audit Committee is currently comprised of Messrs. Allen, Pierre and Tennant. Messrs. Pierre and Tennant replaced Messrs. Reusche and Woods on the Audit Committee beginning in October 1998. The Audit Committee met two times during 1999.

     The Compensation Committee. The Compensation Committee recommends action to the Board of Directors regarding the salaries and incentive compensation of elected officers of Hines and administers the Hines' bonus plans and the Incentive Plan. The Compensation Committee is currently comprised of Messrs. Allen, Reusche, and Wood and did not meet during 1999.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood, all of whom are officers of Hines. Messrs. Reusche and Wood are each Managing Directors of MDP.

Certain Relationships and Related Party Transactions

     Private Issuance of Equity Securities. Prior to Hines' IPO, Hines issued and sold to Abbott on December 16, 1997 and April 2, 1998 an aggregate of (1) 4,500 shares of 12% Cumulative Redeemable Senior Preferred Stock ("Preferred Stock"), at a price $970.21 per share, and (2) presently exercisable warrants to purchase 98,507 shares of Common Stock, with an exercise price of $.01 per share, at a price of $1.36 for each warrant to purchase one share of Common Stock. The purchase price was paid in cash. In connection with these issuances, Hines paid Abbott an aggregate of approximately $90,000 in transaction fees and reimbursed Abbott for its out-of-pocket expenses and legal fees of approximately $25,000. Abbott exercised all of its warrants immediately prior to the IPO. All of Hines' outstanding Preferred Stock was converted into Common Stock in connection with the IPO.

     On February 5, 1998, Hines issued to MDCP an additional 2,000 shares of Preferred Stock, having an aggregate liquidation value of $2,000,000, for $2,000,000 in cash.

     MDCP Registration Rights Agreement. Hines and MDCP are parties to a Registration Rights Agreement, pursuant to which MDCP has the right, subject to certain restrictions, to cause Hines to register its shares of Common Stock for sale under the Securities Act of 1933, as amended, on Form S-1 or, if available, Form S-2, Form S-3 or any similar short-form registration statement.

     Brokerage Relationship with Express Seed Company. Express Seed Company acts as a broker for Hines in its purchase of seeds, cuttings and young plants from third party suppliers. In 1998, Express Seed acted as a broker for Hines in its purchase of approximately $1.5 million of products from third parties, for which Express Seed received brokerage commissions not in excess of 10% of the purchase price for these products. Mr. Pierre, a director of Hines, is also the President of Express Seed, in which he holds a 50% equity interest.

     Bloomingfarm Transactions. On August 4, 1995, Oregon Garden Products ("OGP"), a then wholly-owned subsidiary of Hines Nurseries which was subsequently merged into Hines Nurseries, acquired the assets of Gales Creek Nurseries, L.P., a Delaware limited partnership ("Gales Creek"). This acquisition resulted in Hines Nurseries (on a consolidated basis) owning in excess of 640 acres of agricultural land potentially eligible to receive reclamation water. Under applicable federal reclamation water law, however, Hines Nurseries and its affiliates were eligible to receive federal reclamation water for only 640 net irrigable acres of owned land.

   Accordingly, MDCP and the senior management stockholders of Hines formed Blooming Farm, Inc., a Delaware corporation ("Blooming Farm"), which is not an affiliate of Hines Nurseries under applicable federal reclamation water law, to hold title to approximately 290 acres of the Gales Creek property. The stock of Blooming Farm held by MDCP and the senior management stockholders of Hines is held in direct proportion to their stock ownership of Hines at that time.

     Simultaneously with the acquisition of assets of Gales Creek by OGP, OGP sold to Blooming Farm approximately 290 acres of the agricultural land it acquired from Gales Creek. As payment in full for such land, Blooming Farm issued a five-year interest-only promissory note to OGP in the amount of $826,865 secured by a deed of trust on the land. Blooming Farm and OGP then entered into a five-year agricultural lease ("First Blooming Farm Lease") pursuant to which Blooming Farm leased the property to Hines Nurseries (as successor-in-interest to OGP).

     In June 1996, Hines Nurseries discovered that an additional approximately 53 acres of land purchased from Gales Creek could be made eligible for reclamation water although it had not received any reclamation water in the past. As this additional land caused Hines Nurseries to be over the 640 net irrigable acre limit for owned land, on June 21, 1996, Hines Nurseries sold the 53 acres of agricultural land to Blooming Farm in exchange for a five-year interest only promissory note in the amount of $151,050 secured by a deed of trust on the land. Blooming Farm and Hines Nurseries then entered into a five-year agricultural lease ("Second Blooming Farm Lease"); pursuant to which Blooming Farm leased the property to Hines Nurseries.

     In 1998, an aggregate of $68,600 was paid by Hines Nurseries to Blooming Farm. These amounts were used by Blooming Farm to satisfy its obligations under the two promissory notes in favor of Hines Nurseries described above. Since its inception, Blooming Farm has made no distributions and paid no dividends to any of its stockholders.
     In connection with Hines Nurseries' acquisition of certain real property in Allendale, California, Hines Nurseries designated 128 acres of such property to receive federal reclamation water. To avoid exceeding the 640 net irrigable acre limit, Hines Nurseries and Blooming Farm entered into a Section 1031 like-kind exchange on February 28, 1997, pursuant to which Hines Nurseries transferred to Blooming Farm 128 acres of property then owned by Hines Nurseries that was receiving federal reclamation water, in exchange for 128 acres of land then owned by Blooming Farm and leased to Hines Nurseries that was not receiving federal reclamation water.

     On June 26, 1998, both the First Blooming Farm Lease and the Second Blooming Farm Lease were terminated and new leases were entered into between Blooming Farm and Hines Nurseries covering the same land at the same rent. These new leases provide for, among other things, ten-year lease terms that expire on May 31, 2008, options to purchase the land covered by the leases in favor of Hines Nurseries and rights of first refusal in favor of Hines Nurseries.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on written representations received from such persons, Hines believes that each of its officers, directors and greater than ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them during 1999.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: Election of Directors

     The Board has nominated the following six persons for election to the Board at the Annual Meeting:

         Douglas D. Allen    James R. Tennant
         Ronald A. Pierre    Stephen P. Thigpen
         Thomas R. Reusche   Paul R. Wood

     Directors who are elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees have each indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the current Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     Directors will be elected by a plurality of the shares present and voting at the meeting. In other words, the six nominees receiving the largest number of votes will be elected to the board of directors.

              ----------------------------------------------------
                     YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS
              ----------------------------------------------------

PROPOSAL 2: Ratification of Appointment of Independent Public Accountants

     The Board recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit Hines' consolidated financial statements for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited the consolidated financial statements of Hines each year since 1996. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board will select other independent accountants.

     Approval of the proposal to ratify the appointment of
PricewaterhouseCoopers, LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.
       ----------------------------------------------------------------
            YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
                    COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
       -----------------------------------------------------------------

PROPOSAL 3: Amendment to the Amended and Restated 1998 Long-Term Equity Incentive Plan


BACKGROUND

     The Board of Directors has adopted, and the stockholders have approved, the Hines Horticulture, Inc. Amended and Restated 1998 Long-Term Equity Incentive Plan (the "Incentive Plan"), a discretionary incentive plan which affords the Compensation Committee of Hines' Board of Directors the ability to design compensatory awards to attract and retain officers (including directors who also are officers of Hines), other key employees and consultants of Hines and its subsidiaries. The Compensation Committee and the Board of Directors have adopted, subject to stockholder approval, an amendment to the Incentive Plan to increase the number of shares of Common Stock that may be issued or transferred pursuant to awards granted thereunder by 1,000,000. As of the Record Date, [60,000,000] shares of Common Stock were authorized and [22,072,549] shares were issued and outstanding. The Incentive Plan, as amended by this Proposal 3 (the "Amended Incentive Plan"), is set forth in full as Appendix "A" to this Proxy Statement.

     Hines has registered with the U.S. Securities and Exchange Commission (the "Commission") on Form S-8 Registration Statements the 2,589,210 shares of Common Stock currently issuable under the Incentive Plan. If Proposal 3 is approved by the stockholders, the Board intends to cause the additional shares of Common Stock that will become available for issuance under the Amended Incentive Plan to be registered on a Form S-8 Registration Statement to be filed with the Commission at Hines' expense.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1968, as amended. Subject to certain exceptions,
Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other four highest paid executive officers of Hines. Currently, the performance-based compensation paid by Hines pursuant to the Incentive Plan is excluded from this $1,000,000 limitation. If Proposal 3 is approved by the stockholders, such approval will constitute approval of the amendment to the Incentive Plan under Section 162(m) and allow Hines to rely upon the exception under Section 162(m) for performance-based compensation awarded under the Amended Incentive Plan.

     Currently, the number of shares of Common Stock which may be issued or transferred (i) upon the exercise of incentive or nonqualified stock options,
(ii) as restricted stock and released from all substantial risks of forfeiture,
(iii) in payment of performance shares or performance units that have been earned, or (iv) in payment of dividend equivalents paid with respect to awards made under the Incentive Plan, shall not exceed 2,589,210 (subject to adjustment as provided in the Incentive Plan). As of the Record Date, options to purchase 2,274,470 shares of Common Stock have been awarded and remain outstanding, leaving only 314,740 shares of Common Stock remaining to be issued or transferred pursuant to awards made under the Incentive Plan.

     On June 22, 1998, the Board adopted the Incentive Plan. The Incentive Plan provides for grants of stock options, stock appreciation rights ("SARS"), restricted stock, performance awards and any combination of the foregoing to certain directors, officers and employees of Hines and its subsidiaries. Approximately 2.6 million shares of Common Stock were made available for issuance pursuant to the Incentive Plan. On June 22, 1998, Hines granted options to purchase an aggregate of approximately 1.9 million shares of Common Stock to approximately 700 employees, including grants of options to purchase 350,000 shares to Mr. Thigpen and 60,000 shares to Ms. Pieropan. All of such options have an exercise price equal to the initial public offering price of the Common Stock in the Offering ($11/shr), and all such options are subject to daily vesting over a four-year period.

     The Board of Directors continues to believe that such a compensatory award program is an important factor in attracting, retaining and motivating officers, other key employees, directors and consultants of Hines and its subsidiaries. In light of Hines' acquisition of three companies in 1999 and two additional companies in 2000, the Compensation Committee and the Board of Directors have recognized the need for an additional number of shares of Common Stock which may be issued or transferred in connection with awards made under the Incentive Plan.

     In view of the foregoing, the Compensation Committee and the Board of Directors believe that it is appropriate to increase the number of shares of Common Stock which may be issued or transferred pursuant to the Incentive Plan in the form of an amendment to the Incentive Plan to be presented to the stockholders. Accordingly, the Compensation Committee and the Board of Directors have adopted, subject to stockholder approval, an amendment to the Incentive Plan, which amends Section 4 of the Incentive Plan to increase the number of shares of Common Stock that may be issued or transferred pursuant to awards granted under the Incentive Plan by 1,000,000 shares from 2,589,210 to 3,589,210 shares of Common Stock. If Proposal 3 is not approved by the stockholders at the Annual Meeting, the Incentive Plan will remain in effect; however, as stated above, only 314,740 shares of Common Stock remain available for grant as of the Record Date. If the Proposal 3 is approved by the stockholders at the Annual Meeting, the stockholders may experience increased dilution upon the exercise of outstanding awards and future awards granted under the Incentive Plan. If approved, up to 3,589,210 shares of Common Stock will be available for issuance or transfer pursuant to outstanding awards and future awards under the Incentive Plan.


     ---------------------------------------------------------------
         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE INCENTIVE
     PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE
       SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL IS REQUIRED
                     FOR APPROVAL OF THIS PROPOSAL.
     ---------------------------------------------------------------


Other Matters

     It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come to Hines' attention, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of Hines' management.

               INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals for inclusion in proxy materials Hines' 2001 Annual Meeting of Stockholders should address their proposals to the Corporate Secretary at Hines' principal executive offices, 12621 Jeffrey Road, Irvine, CA 92620. Such proposals must be received by Hines on or before December 31, 2000 and should be submitted by certified mail, return receipt requested.

     Hines' Amended and Restated By-Laws (the "By-Laws") provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to Hines' Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the event that the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting was mailed or public announcement of the meeting was made. As a result, a stockholder who intends to present a proposal at the 2001 annual meeting without inclusion of such proposal in Hines' proxy materials is required to provide notice of such proposal no later than April 12, 2001. Hines' proxy related to the 2001 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by Hines after such date. Any stockholder interested in making such a nomination or proposal should obtain a copy of the provisions of the By-Laws from the Secretary of Hines or from the Securities and Exchange Commission's Web site at http://www.sec.gov.

                                  APPENDIX "A"

                 AMENDED AND RESTATED HINES HORTICULTURE, INC.
                     1998 LONG-TERM EQUITY INCENTIVE PLAN,
                                   AS AMENDED

                 AMENDED AND RESTATED HINES HORTICULTURE, INC.
                     1998 LONG-TERM EQUITY INCENTIVE PLAN,
                                   AS AMENDED

1. Purpose.

   This plan shall be known as the Hines Horticulture, Inc. Amended and Restated 1998 Long-Term Equity Incentive Plan, as amended (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Hines Horticulture, Inc. (the "Company") and its Subsidiaries by (i) providing certain directors, officers and employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2. Definitions.

   (a) "Board of Directors" and "Board" mean the board of directors of Hines Horticulture, Inc.

   (b) "Cause" means the occurrence of one of the following events:

     (i) a felony involving the property of the Company or a Subsidiary; or

     (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

     (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

     (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

   (c) "Change in Control" means the occurrence of one of the following events:

     (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

   (d) "Code" means the Internal Revenue Code of 1986, as amended.

   (e) "Committee" means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act.

   (f) "Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

   (g) "Competition" is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

   (h) "Disability" means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

   (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (j) "Exempt Person" means (i) Madison Dearborn Capital Partners, L.P., (ii) any person, entity or group under the control of any party included in clause
(i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

   (k) "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") on the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

   (l) "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

   (m) "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act.

   (n) "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

   (o) "Other Company Securities" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

   (p) "Retirement" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

   (q) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. Administration.

   The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions. of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made,
(iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under-the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

   The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4. Shares Available for the Plan.

   Subject to adjustments as provided in Section 15, an aggregate of 3,589,210 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

   Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. Participation.

   Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

   Incentive Stock Options or Nonqualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may
be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. Incentive and Nonqualified Options.

   The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof, provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 20% of the shares authorized under the Plan. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

   It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Nonqualified Stock Options.

   (a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that the exercise price of any option may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less that 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

   (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

   In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

   In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

   (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated. by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

   (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its subsidiaries (as defined in Section 422 of the Code) may not exceed $100,000.

   (e) Termination; Change in Control.

     (i) If a participant ceases to be a director, officer or employee of the Company or any Subsidiary due to death or Disability, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of one year from the date of such death or Disability, but in no event after the expiration date of the options or SARs. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not a disability within the meaning of Section 22(e)(3) of the Code, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.

     (ii) If a participant ceases to be a director, officer or employee of the Company or any Subsidiary upon the occurrence of his or her Retirement,
  (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to three years after the date of Retirement, but in no event after the expiration date of the options or SARs ; provided that the participant does not engage in Competition during such three-year period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement, provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.

     (iii) If a participant ceases to be a director, officer or employee of the Company or a Subsidiary due to Cause, all of the participant's options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

     (iv) Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

     (v) If there is a Change in Control of the Company and a grantee is terminated from being a director, officer or employee of the Company or its Subsidiaries within one year thereafter, all of the participant's options and SARs shall become fully vested and exercisable immediately prior to such termination and shall remain so for one year after the date of termination. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated thereafter.

   (f) Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7. Stock Appreciation Rights.

   The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

   No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

   SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

   Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

   All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, the expiration date of any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8. Restricted Stock.

   The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise provided in the third paragraph of this
Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

   The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

   Except as otherwise provided by the Committee, all restrictions on a grantee's restricted stock will lapse at such time as the grantee ceases to be a director, officer or employee of the Company or a Subsidiary, if such cessation occurs due to a termination within one year after a Change in Control or due to death, Disability or (in the discretion of the Committee) Retirement. At such time as a participant ceases to be a director, officer or employee of the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9. Performance Awards.

   Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a "performance cycle"). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or
(iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

   The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

   The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

   The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

   A participant must be a director, officer or employee of the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of the Company and its Subsidiaries prior to the end of the performance cycle and if such cessation occurs due to termination within one year after a Change in Control or due to death, Disability or Retirement, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle.

10. Withholding Taxes.

   (a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

   (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any foreign, federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any foreign, federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

11. Written Agreement; Vesting.

   Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including, without limitation, vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. Transferability.

   Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13. Listing, Registration and Qualification.

   If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

   It is the intent of the Company that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention.

14. Transfer of Employee.

   The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. Adjustments.

   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs performance awards and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

   Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in
Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

16. Termination and Modification of the Plan.

   The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17. Amendment or Substitution of Awards under the Plan.

   The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

18. Commencement Date; Termination Date.

   The date of commencement of the Plan shall be June 22, 1998, subject to approval by the shareholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on June 22, 2008; provided that the Board may, prior to such termination, extend the term of the Plan for up to five years for the grant of awards other than Incentive Stock Options. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any grant of options or other incentives theretofore granted under the Plan.

19. Governing Law.

   The Plan shall be governed by the corporate laws of the State of Delaware without giving effect to any choice of law provisions.